EXHIBIT 99.1

Allscripts Contacts: Dan Michelson Chief Marketing Officer 312-506-1217 dan.michelson@allscripts.com	Bill Davis Chief Financial Officer 312-506-1211 bill.davis@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Record Third-Quarter Earnings

Revenue From Software and Related Services Up 200% Over Prior Year

CHICAGO, IL — October 26, 2006 — Allscripts Healthcare Solutions (Nasdaq: MDRX), the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, announced its results for the three and nine months ended September 30, 2006.

Total revenue for the three months ended September 30, 2006, was $62.2 million, compared to $30.6 million for the same period last year. Total revenue for the three months ended September 30, 2006 includes the results of A4 Health Systems, Inc., which Allscripts acquired on March 2, 2006. Revenue from software and related services for the three months ended September 30, 2006, was $49.5 million, compared to $16.5 million for the same period last year, increasing by approximately 200%.

Gross margin percentage was 49.1% for the third quarter of 2006, compared to 43.3% during the third quarter of 2005.

Net income for the three months ended September 30, 2006, was $3.3 million, or $0.06 per diluted share, compared to net income of $2.9 million, or $0.07 per diluted share, for the same period last year. Reported net income for 2006 reflects stock-based compensation pursuant to Allscripts’ adoption of new accounting rules effective as of January 1, 2006, and reflects tax provisioning and acquisition related amortization not included in prior periods. In order to facilitate further comparison of results against periods prior to January 1, 2006, Allscripts began reporting cash earnings in 2006. Cash earnings are comprised of net income giving effect to the add-back of income taxes, depreciation and amortization, stock-based compensation and one-time A4 Health Systems integration costs. Cash earnings for the three months ended September 30, 2006 were $10.4 million, or $0.19 per diluted share, compared to cash earnings of $4.6 million, or $0.10 per diluted share, for the same period last year. Please see “Financial Measures” below for a discussion of cash earnings and cash earnings per share.

As of September 30, 2006, the Company had cash and marketable securities of $71.5 million.

“Strong demand for Electronic Health Records and our entire suite of solutions continues to drive impressive results for Allscripts,” said Glen Tullman, Chief Executive Officer of Allscripts. “Physicians and healthcare organizations increasingly understand that technology is the answer to the challenges facing our health system, and Allscripts has demonstrated that we provide solutions that physicians use to deliver improved patient safety, quality of care, and bottom line benefits.”

Total revenue for the nine months ended September 30, 2006, was $164.4 million, compared to $86.4 million for the nine months ended September 30, 2005. Revenue from software and related services for the nine months ended September 30, 2006, was $124.6 million, compared to $46.9 million for the same period last year, increasing by approximately 166%. Total revenue for the nine months ended September 30, 2006 includes the results of A4 Health Systems from the acquisition date of March 2, 2006 through the end of the third quarter of 2006.

Gross margin percentage was 49.8% for the nine months ended September 30, 2006, compared to 45.5% for the nine months ended September 30, 2005.

Net income for the nine months ended September 30, 2006, was $7.4 million, or $0.14 per diluted share, compared to net income of $6.3 million, or $0.15 per diluted share, for the same period last year. Cash earnings for the nine months ended September 30, 2006 were $26.6 million, or $0.51 per diluted share, compared to cash earnings of $11.1 million, or $0.26 per diluted share, for the same period last year.

Allscripts will conduct a conference call on Thursday, October 26, 2006, at 4:30 p.m. Eastern Daylight Time. The conference call also can be accessed by dialing 1-888-644-5594. A Microsoft Windows Media Player web replay will be available three hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling 1-800-642-1687, ID # 8543739.

Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In addition, the Company reports on non-GAAP financial measures, such as cash earnings and cash earnings per share. These non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, “net income” calculated in accordance with GAAP. Management believes that these non-GAAP measures, when viewed in addition to the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. Reconciliations to comparable GAAP measures are included as part of this release.

About Allscripts

Allscripts is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The Company’s business groups provide unique solutions that inform, connect and transform healthcare. The Clinical Solutions Group’s award-winning software applications include electronic health record, practice management, electronic prescribing, document imaging, emergency department and care management solutions. Additionally, Allscripts provides clinical product education and connectivity solutions for physicians and patients through its Physicians Interactive™ Group and medication fulfillment services through its Medication Services Group. To learn more, visit Allscripts at www.allscripts.com.

This announcement may contain forward-looking statements about Allscripts Healthcare Solutions that involve risks and uncertainties. These statements are developed by combining currently available information with Allscripts beliefs and assumptions. Forward-looking statements do not guarantee future performance. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts’ actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see the Company’s 2005 Annual Report on Form 10-K, available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$35,734	$60,905
Marketable securities	11,250	54,408
Accounts receivable, net	57,394	29,244
Other receivables	219	502
Deferred taxes, net	3,464	—
Inventories	3,609	2,174
Prepaid expenses and other current assets	9,106	5,811

Total current assets	120,776	153,044
Long-term marketable securities	24,510	30,750
Fixed assets, net	13,560	2,753
Software development costs, net	9,987	6,409
Deferred taxes, net	28,305	—
Intangible assets, net	80,611	9,151
Goodwill	182,802	13,760
Other assets	5,168	5,097

Total assets	$465,719	$220,964

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,703	$8,630
Accrued liabilities	25,997	13,791
Deferred revenue	33,732	17,306
Current portion of long-term debt	253	0

Total current liabilities	73,685	39,727
Long-term debt	85,508	82,500
Other liabilities	346	318

Total liabilities	159,539	122,545
Stockholders’ equity	306,180	98,419

Total liabilities and stockholders' equity	$465,719	$220,964

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Software and related services	$49,534	$16,462	$124,593	$46,917
Prepackaged medications	10,438	11,496	32,456	32,820
Information services	2,219	2,680	7,360	6,630

Total revenue	62,191	30,638	164,409	86,367
Cost of revenue:
Software and related services	21,631	6,114	51,616	16,599
Prepackaged medications	8,802	9,753	26,844	27,173
Information services	1,202	1,511	3,996	3,287

Total cost of revenue	31,635	17,378	82,456	47,059

Gross profit	30,556	13,260	81,953	39,308
Operating expenses:
Selling, general and administrative expenses	21,330	10,025	60,437	31,840
Stock-based compensation expense	617	—	1,440	—
Amortization of intangibles	3,045	436	7,696	1,308

Income from operations	5,564	2,799	12,380	6,160
Interest expense	(940)	(880)	(2,775)	(2,636)
Interest income	657	1,064	2,495	2,898
Other expense, net	(8)	(43)	(134)	(115)

Income before income taxes	5,273	2,940	11,966	6,307
Income taxes	2,011	—	4,554	—

Net income	$3,262	$2,940	$7,412	$6,307

Net income per share—basic	$0.06	$0.07	$0.15	$0.16

Net income per share—diluted	$0.06	$0.07	$0.14	$0.15

Weighted average shares of common stock outstanding used in computing basic net income per share	53,048	40,895	50,081	39,938

Weighted average shares of common stock outstanding used in computing diluted net income per share	55,676	44,223	52,572	43,003

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Measure of Cash Earnings and Cash Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income, as reported	$3,262	$2,940	$7,412	$6,307
Add back:
Income taxes	2,011	—	4,554	—
Depreciation and amortization	4,489	1,657	12,026	4,782
Stock-based compensation	617	—	1,440	—
Realized losses on marketable securities (Note 1)	—	—	118	—
A4 Health Systems integration costs	—	—	1,021	—

Cash earnings	$10,379	$4,597	$26,571	$11,089

Cash earnings per share—basic	$0.20	$0.11	$0.53	$0.28

Cash earnings per share—diluted	$0.19	$0.10	$0.51	$0.26

Weighted average shares of common stock outstanding used in computing basic cash earnings per share	53,048	40,895	50,081	39,938

Weighted average shares of common stock outstanding used in computing diluted cash earnings per share	55,676	44,223	52,572	43,003

Note 1 — Realized losses incurred as a result of the early maturity of marketable securities due to cash requirements related to the acquisition of A4 Health Systems, Inc.